Exhibit 99.1

AFC Enterprises Releases Mid-Quarter Business Update for Second Quarter 2005

ATLANTA, June 28 — AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, released operating performance results for its Popeyes business for fiscal period 5, which began April 18, 2005 and ended May 15, 2005, and fiscal period 6, which began May 16, 2005 and ended June 12, 2005.

Period 5 and Period 6 Operating Performance Results for Popeyes

Domestic System-wide Same-Store Sales Growth

Popeyes reported domestic same-store sales growth was up 3.1 percent in period 5 and up 2.4 percent in period 6 of 2005, compared to down 1.3 percent and down 1.4 percent for period 5 and period 6 of 2004. These results represented positive same-store sales for the thirteenth consecutive period. This strong improvement in same-store sales was primarily driven by the launch of the new Southwest Shrimp LTO (limited time offer) in May followed by the “America’s Favorite Spicy Chicken” bone-in chicken promotion in June, coupled with the continued emphasis on operational excellence and food focused advertising. As previously stated, Popeyes projects full-year domestic same-store sales growth for 2005 of 2.0-3.0 percent.

Popeyes domestic system-wide average check was up 4.6 percent for period 5 and up 3.9 percent for period 6. The brand reported domestic system-wide transactions for period 5 and period 6 were down 1.4 percent and down 1.5 percent, respectively. Popeyes’ company owned restaurants, however, had positive transactions in period 5 and period 6 primarily attributable to the market testing of the new Chicken Deluxe sandwich which began in April.

     Domestic Same-Store Sales Growth

	Period 5	Period 5	Period 6	Period 6
	Ended	Ended	Ended	Ended
	5/16/04	5/15/05	6/13/04	6/12/05
Company	(2.7%)	6.0%	(0.9%)	4.1%
Franchised	(1.2%)	2.9%	(1.4%)	2.3%
Total Domestic	(1.3%)	3.1%	(1.4%)	2.4%

     New Unit Growth

The Popeyes system opened 13 restaurants during period 5 and period 6 of 2005, compared to 13 total system-wide openings during the same periods in 2004. These openings included 9 units domestically and 4 units internationally which further penetrated Popeyes’ existing markets. On a system-wide basis, Popeyes had 1,826 units at the end of period 6 of 2005 comprised of 1,483 domestic units and 343 units in Puerto Rico, Guam and 25 foreign countries. This total unit count represented 1,770 franchised and 56 company owned restaurants. Popeyes remains comfortable with its previously projected 2005 new unit openings of 120-130 restaurants.

          New Unit Openings

	Period 5	Period 5	Period 6	Period 6
	Ended	Ended	Ended	Ended
	5/16/04	5/15/05	6/13/04	6/12/05
Company	0	1	0	0
Franchised	4	6	4	2
Total Domestic	4	7	4	2
International	3	3	2	1
Total Global	7	10	6	3

          Unit Count

	Period 5	Period 5	Period 6	Period 6
	Ended	Ended	Ended	Ended
	5/16/04	5/15/05	6/13/04	6/12/05
Company	73	57	72	56
Franchised	1,375	1,422	1,379	1,427
Total Domestic	1,448	1,479	1,451	1,483
International	355	343	349	343
Total Global	1,803	1,822	1,800	1,826

Ken Keymer, president of Popeyes, stated, “Overall, we are pleased with our operational performance year-to-date. Our momentum continues to build as we see measurable results from our team’s focus on driving the business. We are especially excited about our development activity and our new menu and marketing initiatives which will accelerate our growth.”

Corporate Profile

AFC Enterprises, Inc, is the franchisor and operator of Popeyes(R) Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of June 12, 2005, Popeyes had 1,826 restaurants in the United States, Puerto Rico, Guam and 25 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice(R) by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.

AFC Contact Information
Investor inquiries:
Felise Glantz Kissell, Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com

Media inquiries:
Alicia Thompson, Director, Popeyes Communications
(404) 459-4572 or popeyescommunications@popeyes.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brand are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, failure to consummate settlement agreements relating to securities litigation and derivative actions, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, competition from other restaurant concepts and food retailers, the need to continue to improve our internal controls, limitations on our business under our 2005 Credit Facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2004 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.